Exhibit 23.3

EKS&H	7979 E. Tufts Avenue, Suite 400 Denver, Colorado 80237-2521 P: 303-740-9400 F: 303-740-9009 www.EKSH.com
AUDIT | TAX | CONSULTING

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 30, 2013 related to the financial statements of GVE, a Division of Gaiam, Inc., as of December 31, 2012 appearing in the Form 8-K/A of Cinedigm Corp.

/s/ EKS&H LLLP

EKS&H LLLP

February 21, 2014

Denver, Colorado